Exhibit 99.1

Aerpio Reports First Quarter 2019 Financial Results and Provides Business Update

On Track to Initiate Phase 1b Clinical Trial of Topical Drop Formulation of AKB-9778 for Primary Open-Angle Glaucoma (POAG) in the Second Quarter of 2019

CINCINNATI—(BUSINESS WIRE) — Aerpio Pharmaceuticals, Inc. (Nasdaq: ARPO), a biopharmaceutical company focused on developing compounds that activate Tie2 to treat ocular diseases and diabetic complications, today reported financial results for the first quarter ended March 31, 2019, and provided a business update.

“Although the TIME-2b study of the Tie2 activator, AKB-9778, did not meet its primary endpoint in non-proliferative diabetic retinopathy (NPDR), we continue to be encouraged by pre-specified secondary endpoint data that suggest the potential for AKB-9778 to treat primary open-angle glaucoma (POAG) and possibly diabetic nephropathy,” said Stephen Hoffman, M.D., Ph.D., Chief Executive Officer of Aerpio. “In the near-term, our top priority is the development of our topical drop formulation of AKB-9778 for POAG, for which we expect to begin a Phase 1b clinical trial this quarter, with data anticipated by the end of the year. Our glaucoma program, combined with our license with Gossamer Bio, Inc. for GB004, a hypoxia inducible factor (HIF)-1 alpha stabilizer in clinical development for inflammatory bowel disease, represent two promising clinical-stage programs, each with near-term milestones. Additionally, we have reduced our company expenses and are committed to moving forward in a capital-efficient manner. Based on our current development plans, we have sufficient capital to fund our operations through at least the second quarter of 2021.”

Recent Company Highlights and Upcoming Milestones

•

Announced top-line results of the TIME-2b clinical trial designed to evaluate the safety and efficacy of AKB-9778, a Tie2 activator, in NPDR; the study did not meet its primary endpoint; however, the study generated encouraging data in a number of prespecified, key secondary endpoints, including reductions in urine albumin-to-creatinine ratio (UACR), a measure of kidney function, suggesting potential utility as a treatment for diabetic nephropathy, and reductions in intraocular pressure (IOP), suggesting potential utility in open-angle glaucoma;

•	Presented encouraging preliminary IOP data from the Company’s TIME-2b study at the Association for Research in Vision and Ophthalmology Annual Meeting 2019; and,

•

Anticipate initiating a Phase 1b clinical trial to evaluate the safety and pharmacokinetics of a topical drop formulation of AKB-9778 in healthy subjects in the second quarter of 2019, with results anticipated by the end of 2019.

First Quarter 2019 Financial Highlights

As of March 31, 2019, cash and cash equivalents totaled $53.4 million, compared to $62.6 million as of December 31, 2018. Total shares outstanding, as of March 31, 2019, were 40.6 million.

For the three months ended March 31, 2019, operating expenses totaled $8.8 million, including $0.6 million in non-cash stock compensation expense, compared to $7.5 million, including $1.1 million in non-cash stock compensation expense, for the same period in 2018.

Research and development expenses for the three months ended March 31, 2019, increased $1.6 million, or 39%, compared to the same period in 2018. This increase was primarily the result of increased expenses associated with the TIME-2b clinical trial of AKB-9778.

General and administrative expenses for the three months ended March 31, 2019, decreased $0.2 million, or 6%, compared to the same period in 2018. This decrease was primarily attributable to decreased stock-based compensation costs.

Net loss attributable to common shareholders for the three months ended March 31, 2019 was $8.5 million, or $0.21 per share, compared to a net loss attributable to common shareholders of $7.4 million, or $0.27 net loss per share, for the same period in 2018.

About Aerpio Pharmaceuticals

Aerpio Pharmaceuticals, Inc. is a biopharmaceutical company focused on advancing first-in-class compounds that activate Tie2 to treat ocular diseases and complications of diabetes. Tie2 is an important regulator of vascular stability and its down-regulation is found in patients with diabetes and other conditions. Down-regulation is caused by activation of two inhibitors of Tie2, VE-PTP and Ang-2. The Company’s lead compound, AKB-9778, is being investigated, in a topical drop formulation, for its potential as a treatment for open-angle glaucoma. For more information, please visit www.aerpio.com

About AKB-9778

AKB-9778 binds to and inhibits vascular endothelial protein tyrosine phosphatase (VE-PTP), an important negative regulator of Tie2. Decreased Tie2 activity contributes to vascular instability in many diseases including diabetes. AKB-9778 activates the Tie2 receptor irrespective of extracellular levels of its binding ligands, angiopoietin-1 (agonist) or angiopoietin-2 (antagonist) and may be the most efficient pharmacologic approach to maintain normal Tie2 activation.

Forward Looking Statements

This press release contains forward-looking statements. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, projections regarding future revenue and financial performance, the Company’s long-term growth, the development of the Company’s product candidates, including

AKB-9778, the Company’s plans for future development of its product candidates, including the timing and commencement of the Company’s planned clinical trials and expected results from such clinical trials, the therapeutic potential of the Company’s product candidates, and the Company’s collaboration with Gossamer Bio. Actual results could differ from those projected in any forward-looking statements due to several risk factors. Such factors include, among others, the ability to continue to develop AKB-9778 or other product candidates, the inherent uncertainties associated with the drug development process, including uncertainties in regulatory interactions, commencing clinical trials and enrollment of patients in clinical trials, our ability to realize the intended benefits of our collaboration with Gossamer Bio, and competition in the industry in which the Company operates and overall market conditions.

These forward-looking statements are made as of the date of this press release, and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law. Investors should consult all the information set forth herein and should also refer to the risk factor disclosure set forth in the reports and other documents the Company files with the SEC available at www.sec.gov.

AERPIO PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31,	December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$53,423	$62,614
Prepaid research & development contracts	340	754
Other current assets	536	616

Total current assets	54,299	63,984
Furniture and equipment, net	199	99
Operating lease right-of-use asset	518	—
Deposits	41	41

Total assets	$55,057	$64,124

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$3,734	$5,457
Current portion of operating lease liability	190	—

Total current liabilities	3,924	5,457
Operating lease liability, net of current portion	338	—

Total liabilities	4,262	5,457
Stockholders’ equity:
Capital	178,253	177,626
Accumulated deficit	(127,458)	(118,959)

Total stockholders’ equity	50,795	58,667

Total liabilities and stockholders’ equity	$55,057	$64,124

AERPIO PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three months ended
	March 31,
	2019	2018
Operating expenses:
Research and development	$5,586	$4,029
General and administrative	3,255	3,448

Total operating expenses	8,841	7,477

Interest and other income	348	51

Net and comprehensive loss	$(8,493)	$(7,426)

Net and comprehensive loss per share basic and diluted	$(0.21)	$(0.27)

Weighted average number of common shares used in computing net and comprehensive loss per share, basic and diluted	40,588	27,046

Contacts

Investor & Media:

Aerpio Pharmaceuticals, Inc.

Michael Rogers

Chief Financial Officer

mrogers@aerpio.com

or

Burns McClellan, on behalf of Aerpio Pharmaceuticals, Inc.

Media:

Nancie Steinberg / Robert Flamm, Ph.D.

nsteinberg@burnsmc.com / rflamm@burnsmc.com

or

Investors:

John Grimaldi

jgrimaldi@burnsmc.com

Source: Aerpio Pharmaceuticals, Inc.